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                                   Exhibit 16
                                 Opinion Letter


                                  July 9, 1998




Board of Directors
Capital Placement Specialists, Inc.
Las Vegas, NV



                          INDEPENDENT AUDITORS' REPORT



         I have audited the accompanying Balance Sheets of Capital Placement Specialists, Inc., (Formerly Mormon Mint, Inc.,), (A Development Stage Company), as of June 30, 1998, December 31, 1997, and December 31, 1996, and the related statements of operations, stockholders equity and cash flows for period January 1, 1998 to June 30, 1998, and the two years ended December 31, 1997, and December 31, 1996. These financial statement are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.



         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.



         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Placement Specialists, Inc., (Formerly Mormon Mint, Inc.), (A Development Stage Company), as of June 30, 1998, December 31, 1997, and December 31, 1996, and the results of its operations and cash flows for the period January 1, 1998 to June 30, 1998, and for the two years ended December 31, 1997, and December 31, 1996, in conformity with generally accepted accounting principles.



         The accompanying financial statements have been prepared assuming the Company financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                       Barry L. Friedman
                                       Certified Public Accountant